Exhibit 10.2

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This is an accurate certified copy.
Date 10/4/96

Signed          /s/ Geoffrey S. Magnuson
         ---------------------------------------
         Geoffrey S. Magnuson Corporate Secretary
         Idaho Consolidated Metals Corporation
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                             JOINT VENTURE AGREEMENT



                               Dated May 20, 1996




                                     BETWEEN




                      IDAHO CONSOLIDATED METALS CORPORATION




                                       AND




                       CYPRUS GOLD EXPLORATION CORPORATION


                                TABLE OF CONTENTS

                                                                                                            Page
ARTICLE 1        DEFINITIONS..................................................................................2

ARTICLE 2        REPRESENTATIONS AND WARRANTIES: TITLE TO ASSETS..............................................6
        2.1      Capacity of Participants.....................................................................6
        2.2      Representations and Warranties...............................................................7
        2.3      Representations and Warranties...............................................................8
        2.4      Disclosures..................................................................................9
        2.5      Record Title.................................................................................9
        2.6      Joint Loss of Title..........................................................................9

ARTICLE 3        NAME, PURPOSES AND TERM......................................................................9
        3.1      General......................................................................................9
        3.2      Name........................................................................................10
        3.3      Purposes....................................................................................10
        3.4      Limitation..................................................................................10

ARTICLE 4        RELATIONSHIP OF THE PARTICIPANTS............................................................10
        4.1      No Partnership..............................................................................10
        4.2      U.S. Tax Elections and Allocations..........................................................11
        4.3      Other Business Opportunities................................................................11
        4.4      Waiver of Right to Partition................................................................12
        4.5      Implied Covenants...........................................................................12

ARTICLE 5        CONTRIBUTIONS BY PARTICIPANTS...............................................................12
        5.1      Participants' Initial Contributions.........................................................12
        5.2      Failure to Make Initial Contributions.......................................................12
        5.3      Obligations Prior to Earn-in................................................................13
        5.4      Additional Cash Contributions...............................................................14
        5.5      Earn-In.....................................................................................14
        5.6      Additional Interest.........................................................................14
        5.7      Reports.....................................................................................15
        5.8      Development by ICMC.........................................................................15

ARTICLE 6        INTERESTS OF PARTICIPANTS:
                 DEFAULTS AND REMEDIES: FINANCING............................................................16
        6.1      Participating Interests.....................................................................16
        6.2      Changes in Participating Interests..........................................................18
        6.3      Voluntary Reduction in Participation........................................................15
        6.4      Default In Making Contributions.............................................................19
        6.5      Conversion of Interest......................................................................20
        6.6      Continuing Liabilities Upon Adjustments of Participating
                 Interests...................................................................................20
        6.7      Financing by Cyprus.........................................................................21



                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                            Page

ARTICLE 7        MANAGEMENT COMMITTEE........................................................................22
        7.1      Organization and Composition................................................................22
        7.2      Decisions...................................................................................22
        7.3      Meetings....................................................................................23
        7.4      Action Without Meeting......................................................................23
        7.5      Matters Requiring Approval..................................................................23

ARTICLE 8        MANAGER.....................................................................................24
        8.1      Appointment.................................................................................24
        8.2      Powers and Duties of Manager................................................................24
        8.3      Standard of Care............................................................................27
        8.4      Resignation; Deemed Offer to Resign.........................................................27
        8.5      Payments to Manager.........................................................................28
        8.6      Transactions With Affiliates................................................................28
        8.7      Activities During Deadlock..................................................................28

ARTICLE 9        PROGRAMS AND BUDGETS........................................................................29
        9.1      Initial Program and Budget..................................................................29
        9.2      Operations Pursuant to Programs and Budget..................................................29
        9.3      Presentation of Programs and Budget.........................................................29
        9.4      Review and Approval of Proposed Programs and
                 Budgets.....................................................................................29
        9.5      Election to Participate.....................................................................30
        9.6      Deadlock on Proposed Program and Budgets....................................................30
        9.7      Budget Overruns; Program Changes............................................................30
        9.8      Emergency or Unexpected Expenditures........................................................30

ARTICLE 10       ACCOUNTS AND SETTLEMENTS....................................................................31

ARTICLE 11       DISPOSITION OF PRODUCTION...................................................................31
        11.1     Taking in Kind..............................................................................31
        11.2     Failure of Participant to Take In Kind......................................................31

ARTICLE 12       WITHDRAWAL AND TERMINATION..................................................................32
        12.1     Termination by Expiration or Agreement......................................................32
        12.2     Withdrawal..................................................................................32
        12.3     Continuing Obligations......................................................................32
        12.4     Disposition of Assets on Termination........................................................33
        12.5     Right to Data after Termination.............................................................33
        12.6     Continuing Authority........................................................................33
        12.7     Non-Compete Covenants.......................................................................34
        12.8     Mutual Withdrawal...........................................................................34


                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                           Page

ARTICLE 13       SURRENDER OF PROPERTY.......................................................................35
        13.1     Surrender of Property.......................................................................35
        13.2     Reacquisition...............................................................................35

ARTICLE 14       TRANSFER OF INTEREST........................................................................35
        14.1     General.....................................................................................35
        14.2     Limitations on Free Transferability.........................................................35
        14.3     Right of First Refusal......................................................................37
        14.4     Exceptions to Right of First Refusal........................................................37

ARTICLE 15       CONFIDENTIALITY AND RELEASES................................................................38
        15.1     General.....................................................................................38
        15.2     Exceptions..................................................................................38
        15.3     Duration of Confidentiality.................................................................39
        15.4     Releases....................................................................................39

ARTICLE 16       AREA OFINTEREST.............................................................................39
        16.1     Acquisitions in  Area of Interest...........................................................39

ARTICLE 17       GENERAL PROVISIONS..........................................................................40
        17.1     Notices.....................................................................................40
        17.2     Waiver......................................................................................41
        17.3     Modification................................................................................41
        17.4     Force Majeure...............................................................................41
        17.5     Economic Force Majeure......................................................................42
        17.6     Governing Law...............................................................................42
        17.7     Rule Against Perpetuities...................................................................43
        17.8     Further Assurances..........................................................................43
        17.9     Survival of Terms and Conditions............................................................43
        17.10    Entire Agreement; Successors and Assigns....................................................43
        17.11    Memorandum..................................................................................43
        17.12    Funds.......................................................................................43


                             JOINT VENTURE AGREEMENT

     THIS AGREEMENT, made effective as of May 20, 1996 between IDAHO CONSOLIDATED METALS CORPORATION ("ICMC") with an address of P.O. Box 1124, Lewiston, Idaho 83501 and CYPRUS GOLD EXPLORATION CORPORATION ("Cyprus") with an address of 9100 East Mineral Circle, P.O. Box 3299, Englewood, Colorado 80155-3299.

                                    RECITALS

     A. ICMC owns and/or controls one hundred percent (100%) interest in certain unpatented mining claims, such claims being located in Idaho County, State of Idaho, which are described in Exhibit A-1, attached hereto and made a part hereof.

     B. Cyprus owns and/or controls one hundred percent (100%) interest in certain unpatented mining claims, such claims being located in Idaho County, State of Idaho, which are described in Exhibit A-2, attached hereto and made a part hereof.

     C.  The  claims   described  in  Exhibits  A-1  and  A-2  shall  herein  be
collectively referred to as the "Property".

     D. Cyprus wishes to participate with ICMC in the exploration, evaluation, development and mining of minerals within the Property and ICMC is willing to grant such right to Cyprus.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, ICMC and Cyprus agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 "Accounting Procedure" means the procedures set forth in Exhibit B.

     1.2 "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, 11control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     1.3  "Agreement"  means  this  Joint  Venture   Agreement,   including  all
amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

     1.4 "Assets" means the Property, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

     1.5 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

     1.6 "Commencement of Commercial Production" means the date upon which the production and processing facilities developed under this Agreement achieve an ore production and processing rate for a continuous thirty-day period equal to at least seventy percent (70%) of the design rate established in a Feasibility Study.

     1.7 "Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of

Products, and all Exploration work conducted subsequent to. a decision to commence Development as contemplated by a feasibility study.

     1.8 "Earn-In" means the date upon which Cyprus earns its interest in the Property pursuant to Section 5.5.

     1.9 "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

     1.10 "Exploration Expenditures" means the cost of evaluation of the Property defined as further exploring and developing the Property, including drilling, excavating and searching by recognized prospecting techniques, sampling, assaying, testing and evaluating materials removed from the Property, mapping, plotting, surveying, constructing and maintaining camps, roads, works and structures necessary to carry out such evaluation, sampling or testing, all studies including but not limited to a Feasibility Study required to develop a mine and all work that may be required in preparing a mine for operating, the cost or payments to maintain the Property, including costs to locate and/or relocate the unpatented mining claims, Property acquisition costs, taxes and/or fees to maintain Property and filings together with an allowance for overhead and administrative expenses as described in Section 5.3(a).

     1.11 "Feasibility Study" means a detailed study compiled by Manager or an independent third party conducted to determine commercial feasibility and viability of placing a prospective orebody or deposit into production and may include, but not be limited to:

          (a) such geophysical, geochemical, geological, aerial or other survey as may be necessary to provide a reasonable estimate of the quality and extent of the deposit;

          (b) such technical or assay reports as may be necessary to evaluate any proposed method of extraction and processing;

          (c) the area required for optimum development of the orebody or deposit;

          (d) a mine construction program setting forth the descriptions of the work, permits, equipment, facilities, supplies and mines required to bring the prospective orebody or deposits of Products into Commercial Production, and the estimated costs thereof or a schedule of expenditures by year of the costs necessary to bring the project into production;

          (e) details of a proposed annual program for initial development of the deposit;

          (f) a plan for such reclamation of the Properties as is required by law and the estimated costs hereof;

          (g) conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective orebody or deposits of Products into Commercial Production, taking into account items (a) through (e) above;

          (h) such other information as the Management Committee may deem appropriate to allow banking or other financial institutions familiar with the mining business to make a decision to loan funds sufficient to construct the proposed mine with security based solely on the reserves and mine described in a Feasibility Study.

     1.12 "Initial Contribution" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.

     1.13 "Joint  Account" means the account  maintained in accordance  with the
Accounting   Procedure   showing  the  charges  and  credits   accruing  to  the
Participants.

     1.14 "Management  Committee" means the committee  established under Article
7.

     1.15 "Manager" means Cyprus during the Earn-In phase or the person or entity appointed under Article 8 to manage Operations, or any successor Manager.

     1.16 "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

     1.17 "Net Proceeds of Production Royalty" means certain amounts calculated as provided in Exhibit C, which may be payable to a Participant under Section 6.4.

     1.18 "Operations" means the activities carried out under this Agreement after Earn-In.

     1.19 "Participant" and "Participants" means the persons or entities that have a Participating Interest.

     1.20 "Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 6.1.

     1.21 "Prime Rate" means the prime interest rate quoted as "Prime" by the Wall Street Journal as said rate may change from day to day (which quoted rate may not be the lowest rate averaged on a month-to-month basis at which a financing institution loans funds).

     1.22 "Production Decision" means a decision by the Management Committee to commence Development and put the Property into production.

     1.23 "Products" means all ores, minerals, and mineral resources produced from the Property under this Agreement.

     1.24 "Program" means a description in reasonable detail of the activities of the Venture which are to be conducted by the Manager during a period.

     1.25 "Property" means those interests in property described in Exhibits A-1 and A-2.

     1.26 "Simple Majority" means a decision by the Management Committee by greater than 50% of the votes being entitled to be cast.

     1.27 "Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

     1.28 "Venture" means the business arrangement of the Participants under this Agreement.

                                    ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES: TITLE TO ASSETS

     2.1 Capacity of Participants. Each of the parties hereto represents and warrants as follows:

          (a) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

          (b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          (c) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

          (d) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

     2.2   Representations   and   Warranties.    ICMC   makes   the   following
representations and warranties effective the date hereof:

          (a) ICMC has the full and exclusive right and power to act on behalf of ICMC, and on behalf of any other interested person or entities, to enter into this Agreement and to grant the rights granted to Cyprus hereunder.

          (b) To the best of its knowledge and belief with respect to unpatented mining claims set forth in Exhibit A-1 and that are included within the Property, subject to the paramount title of the United States and except as disclosed in writing to Cyprus: W the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) the claims are free and clear of defects, liens and encumbrances arising by, through or under ICMC, except those of record or disclosed in writing to Cyprus and defects, liens, and any such encumbrances that do not materially affect Cyprus' rights under this Agreement; (v) ICMC has not received notice from anyone asserting conflicting claims and (vi) the unpatented mining claims are in good standing and compliance with all federal and state regulations in force as of the effective date of this Agreement. Nothing in this Section 2.2(b), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

          (c) Except as otherwise provided herein, Cyprus may with ICMC's prior written consent, such consent to not be unreasonably withheld, take all action necessary (including judicial proceedings) to remove any cloud from or cure any defect in ICMC's title to the Property. ICMC agrees to cooperate with Cyprus in any such action taken and agrees to pay its proportionate share of all costs and expenses (including attorney's fees) incurred by Cyprus. Cyprus' share of such costs and expenses shall be credited against Cyprus Earn-in obligations set forth in Section 5.3(a).

          (d) ICMC knows of no violation of any applicable federal, state, regional, or county law or regulation relating to zoning, land use, environmental protection, or otherwise with respect to the Property or activities relating thereto; and,

          (e) With respect to the Property, ICMC knows of no pending or threatened actions, suits, claims or proceedings.

          (f) With respect to certain of the Property acquired by ICMC pursuant to an Option to Purchase Interest in Mining Claims Agreement with Idaho Mining and Development Company dated February 8, 1996 and an agreement being negotiated with Idaho Gold Corporation for the Friday, Friday Fraction, Alaska No. 3 and Alaska No. 4 patented claims, MS 1834, patent no. 41174 and the Regina patented claim, MS 1833, patent no. 39226, which will become Property subject to this Agreement, ICMC shall be responsible for all costs associated with such acquisitions except for the contribution by Cyprus as set forth in Section 5.3(b) herein.

          The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

     2.3   Representations   and   Warranties.   Cyprus   makes  the   following
representations and warranties effective the date hereof:

          (a) To the best of its knowledge and belief with respect to unpatented mining claims that are set forth in Exhibit A-2 and included within the Property, subject to the paramount title of the United States and except as disclosed in writing to ICMC: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) the claims are free and clear of defects, liens and encumbrances arising by, through or under Cyprus, except those of record or disclosed in writing to ICMC and defects, liens, and any such encumbrances that do not materially affect Cyprus' rights under this

     Agreement; (v) Cyprus has not received notice from any one asserting conflicting claims; and (iv) the unpatented mining claims are in good standing and compliance with all federal and state regulations in force as of the effective date of this Agreement. Nothing in this Section 2.2(b), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

     2.4 Disclosures. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which would be disclosed to the other Participant in order to prevent the representations in this Article 2 from being materially misleading.

     2.5 Record Title. Title to the Assets shall be held by the Manager for the benefit of the Venture after Cyprus has earned its interest.

     2.6 Joint Loss of Title. Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations and warranties of ICMC shall be charged to ICMC and all such costs and losses arising out of gross negligence by Cyprus or the Manager shall be charged to Cyprus or the Manager as the case may be.

                                    ARTICLE 3
                             NAME, PURPOSES AND TERM

     3.1 General. ICMC and Cyprus hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Property shall be subject to and governed by this Agreement.

     3.2 Name. The name of this Venture shall be the Petsite Venture. The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

     3.3 Purposes. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

          (a) to conduct Exploration within the Property,

          (b) to evaluate the possible Development of the Property,

          (c) to engage in Development and Mining Operations on the Property, if feasible.

          (d) to engage in marketing Products, but only to the extent permitted by Article 11, and
-
          (e)  to  perform  any  other  activity  necessary,   appropriate,   or
     incidental to any of the foregoing.

     3.4 Limitation. Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

                                    ARTICLE 4
                        RELATIONSHIP OF THE PARTICIPANTS

     4.1 No Partnership. Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Participant, its directors, officers, employees, agents and attorneys shall be indemnified from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

     4.2 U.S. Tax Elections and Allocations. Each of the parties hereto agrees and elects to be excluded from the application of all of the provisions of Subchapter K of the Internal Revenue Code of 1986, as authorized by Treasury
Regulation ss.1.761-2. The parties hereto agree to execute or join in such instruments as are necessary to make such election effective, and hereby authorize and direct Manager to take such action as is necessary to effectuate such purpose, including filing of the partnership tax return required by Treasury Regulation ss. 1.761-2(b) (2). Each party shall be entitled to claim all tax benefits, write-offs, and deductions with respect to all and any costs which it has incurred.

     4.3 Other Business Opportunities. Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

     4.4 Waiver of Right to Partition. The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such right provided by statute.

     4.5 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

                                    ARTICLE 5
                          CONTRIBUTIONS BY PARTICIPANTS

     5.1 Participants' Initial Contributions. ICMC, as its Initial Contribution, hereby contributes the Property described in Exhibit A-1 to the purposes of this Agreement. Cyprus, as its Initial Contribution, shall contribute the Property described in Exhibit A-2 and the Exploration Expenditures and payment as hereinafter set forth.

     5.2 Failure to Make Initial Contributions. Cyprus' failure to make its Initial Contribution in accordance with the provisions of this Article 5 shall not be deemed to be a withdrawal of Cyprus from this Agreement and the termination of its Interest hereunder, In the event Cyprus fails to make its firm commitment and its Initial Contribution pursuant to this Article 5, ICMC shall provide Cyprus written notice of such failure. If within thirty (30) days of receipt of notice Cyprus does not cure such failure, then Cyprus shall be deemed to have withdrawn from this Agreement. Additionally, at any time prior to Earn-In, but only after Cyprus completes its firm commitment, Cyprus may provide ICMC with sixty (60) days' written notice of Cyprus' decision to terminate its interest in this Agreement. Upon such event, Cyprus shall have no further right, title or interest in and to the Property or this Agreement. Cyprus' withdrawal shall be effective sixty (60) days after such failure or notice, but such withdrawal shall not relieve Cyprus of its reclamation or any other obligations or liabilities resulting from its work on the Property. Cyprus shall be responsible only for reclamation resulting directly from its work on the Property, but shall not be responsible for reclamation liability incurred prior to the effective date of this

Agreement or for any liability incurred by ICMC as a result of conduct of mining operations pursuant to Section 5.8 herein. Except as provided in this Section 5.2, Cyprus' withdrawal shall relieve Cyprus from any other obligation to make contributions hereunder.

     5.3 Obligations Prior to Earn-In. Prior to earning its interest in the Property, and subject to the termination provisions contained herein, Cyprus shall be required, but not obligated to make the following Exploration Expenditures on or for the benefit of the Property to extend this Agreement into the next period with the exception of a firm commitment to incur Three Hundred Thousand Dollars ($300,000) in Exploration Expenditures by the first anniversary date of this Agreement.

          (a) Exploration Expenditures:


                                       Minimum
                                      Expenditure               Cumulative
                 Date                   Amount                    Amount
                 ----                   ------                    ------

         By 1st anniversary date       $300,000                  $300,000
                                                             (Firm Commitment)

         By 2nd anniversary Date        400,000                   700,000


          Ten percent (10%) of all Exploration Expenditures, except property payments, taxes and/or fees to maintain the Property, to cover Cyprus' overhead and administrative costs shall be charged by Cyprus and shall qualify as Exploration Expenditures but shall be limited to five percent (5%) on contracts in excess of One Hundred Thousand Dollars ($100,000).

          All Exploration Expenditures shall be cumulative and any Exploration Expenditures in excess of the minimum required in any period shall be credited and applied toward any subsequent Exploration Expenditures.

         (b)      Payments:

          Upon execution of this Agreement, Cyprus shall provide Fifty Thousand Dollars ($50,000) to complete ICMCs acquisition of certain of the Property described in Exhibit A-1 and being the claims subject to the Option to Purchase Interest in Mining Claims Agreement dated February 8, 1996 between Idaho Mining and Development Company and ICMC. This Fifty Thousand Dollar ($50,000) cash payment shall be credited against Cyprus' firm commitment of

     Three Hundred Thousand Dollars ($300,000) in Exploration Expenditures. Additionally, Cyprus shall during the Earn-In period be responsible for maintaining the unpatented lode claims which comprise the Property and may relocate any of the unpatented claims which Cyprus believes may be defective.

          (c) Cyprus may terminate this Agreement at any time during the Earn-In period for any reason or no reason after Cyprus completes the firm commitment by providing ICMC sixty (60) days written notice of such termination. Until Cyprus has earned its interest in the Property, Cyprus shall have complete discretion in conducting exploration activities, maintaining the Property and shall conduct operations according to its own plans. Cyprus shall hold ICMC harmless from any liabilities resulting from Cyprus' activities on the Property during the Earn-In period.

     5.4 Additional Cash Contributions. At such time as Cyprus has earned its fifty percent (50%) interest in the Property, pursuant to Section 5.5, the Participants, subject to any election permitted by Sections 6.1, 6.2 and 6.3, shall be obligated to contribute funds to adopted Programs and Budgets in proportion to their respective Participating Interest.

     5.5 Earn-In. Cyprus shall earn a fifty percent (50%) Participating Interest in the Property upon completion of the Exploration Expenditures and payment set forth under Section 5.3. Except as provided for in Section 6.2, subsequent to Cyprus earning fifty percent (50%) interest in the Property, all expenditures for the benefit of the Property shall be contributed by the Parties in accordance to their Participating Interest. Immediately upon Cyprus satisfying its Earn-In requirements under Section 5.3 (a) and (b), ICMC shall execute and deliver to Cyprus such documents that are necessary to transfer an appropriate percentage of interest in ICMC's interest In and to the Property to Cyprus.

     5.6 Additional Interest. Within sixty (60) days after Cyprus completes its requirements to earn fifty percent (50%) Participating Interest in the Property, Cyprus, by providing written notice to ICMC, may elect to earn an additional twenty percent

(20%) Participating Interest in the Property, bringing its interest to seventy percent (70%), by completing the following:

         (a)      Exploration Expenditures:

                                       Minimum
                                      Expenditure               Cumulative
                 Date                   Amount                    Amount
                 ----                   ------                    ------

         By 3rd anniversary date       $400,000                 $1,100,000
                                                             (Firm Commitment)

         By 4th anniversary Date        400,000                  1,500,000

          Ten percent (10%) of all Exploration Expenditures, except property payments, taxes and/or fees to maintain the Property, to cover Cyprus' overhead and administrative costs shall be charged by Cyprus and shall qualify as Exploration Expenditures but shall be limited to five percent (5%) on contracts in excess of One Hundred Thousand Dollars ($100,000).

          All Exploration Expenditures shall be cumulative and any Exploration Expenditures in excess of the minimum required in any period, including Exploration Expenditures incurred in the first and second years of this Agreement, shall be credited and applied toward any subsequent Exploration Expenditures.

          (b)  Cyprus  shall,  during  this  Earn-In  period,   continue  to  be
     responsible for maintaining the unpatented lode claims which comprise the Property.

     5.7 Reports. Cyprus shall, during the Earn-in period, provide ICMC with copies of periodic reports describing its activities on the Property and shall conduct a semi-annual review with ICMC to discuss the progress Cyprus has made during the preceding period as well as the plans and programs being contemplated for the next period.

     5.8 Development by ICMC. Cyprus and ICMC acknowledge that a Mineral Resource has been identified on certain of the Eagle and Golden Eagle Claims, such claims being described in the attached Exhibit "F". For the purposes of this Section 5.8, a Mineral Resource shall be defined as being equal to or less than fifty thousand ounces (50,000 ozs.) of gold. ICMC may propose to develop such Mineral Resource, shall do so at its sole risk, and shall be responsible for all costs to develop such Mineral Resource, so long as in the opinion of Cyprus it does not interfere with or adversely impact any Operations or planned Operations on the Property. ICMC shall submit to Cyprus for Cyprus' approval, such approval not to be unreasonably withheld, their detailed plans on each phase of mining activity. ICMC hereby indemnities, defends and holds harmless Cyprus, its affiliates, their successors and assigns and their respective directors, officers, employees and shareholders from and against any and all past, present and future obligations, liabilities, claims, damages, losses or expenses (including interest and penalties, legal fees and other reasonable expenses of defending any actions relating thereto) sustained in any way relating to all activities on or pertaining to the Mineral Resource, including without limitation, reclamation and environmental liabilities and obligations.

     If at any time prior to Cyprus earning seventy percent (70%) interest in the Property production from the Mineral Resource is projected to exceed fifty thousand ounces (50,000 ozs.), ICMC shall provide Cyprus with a written notice of the projected date production will exceed the fifty-thousand ounce (50,000 ounce) level, such notice to be provided to Cyprus at least sixty (60) days prior to such projected date. Cyprus shall have the right, but not the obligation, to participate in the production beyond the initial fifty thousand ounces (50,000 ozs.) by providing its share of the production costs and expenses.

     Notwithstanding the above, at its sole election after vesting in a seventy percent (70%) Participating Interest in the Property, Cyprus may require that production of the Mineral Resource be terminated.

                                    ARTICLE 6
                           INTERESTS OF PARTICIPANTS;
                        DEFAULTS AND REMEDIES; FINANCING

     6.1 Participating Interests. The Participants shall have the following Participating Interests upon Cyprus' completion of the obligations set forth in
Section 5.3:

                  Cyprus         -        50%
                  ICMC           -        50%

     Cyprus shall have no Participating Interest unless and until it has completed the Exploration Expenditures set forth in Section 5.3 during the Earn-in period. At such time as Cyprus completes the obligations set forth in
Section 5.3 and has earned its fifty percent (50%) Participating Interest in the Property and determines it will not elect to earn an additional twenty percent (20%) Participating Interest in the Property as set forth in Section 5.6, ICMC and Cyprus shall have a period of sixty (60) days to either (a) elect to participate in the Venture and contribute to each Program and Budget for their entire respective Participating Interest, or (b) to elect to participate in the Venture pursuant to Section 6.3(a), or (c) elect to withdraw from the Venture and convert to a five percent (5%) Net Proceeds of Production as set out in Exhibit C. In no event shall the cumulative Net Proceeds of Production payable to the withdrawing party, whether one or more, exceed an aggregate of five percent (5%). A Management Committee shall then be formed as provided for in
Section 7.1.

     At Earn-in Cyprus and ICMC shall, irrespective of their actual expenditures on or with respect to the Property, be deemed to have incurred expenditures as follows:

                  Cyprus            $700,000
                  ICMC              $700,000

     In the event Cyprus, pursuant to Section 5.6, elected to earn an additional twenty percent (20%) Participating Interest in the Property, at such time as Cyprus completes the obligations set forth in such Section 5.6 and has earned its seventy percent (70%) Participating Interest in the Property, ICMC and Cyprus shall have a period of ninety (90) days to either (a) elect to participate in the Venture and contribute to each Program and Budget for their entire respective Participating Interest, or (b) to elect to participate in the Venture pursuant to Section 6.3(a), or (c) elect to withdraw from the venture and convert to a five percent (5%) Net Proceeds of Production Royalty as set out in Exhibit C. In no event shall the cumulative Net Proceeds of Production Royalty payable to the withdrawing party, whether one or more, exceed an aggregate of five percent (5%). A Management Committee shall then be formed as provided for in Section 7.1.

     At Earn-In Cyprus and ICMC shall, irrespective of their actual expenditures on or with respect to the Property, be deemed to have incurred expenditures as follows:

                  Cyprus            $1,500,000
                  ICMC              $642,857

     6.2 Changes in Participating Interests. A Participant's Participating Interest shall be changed as follows:

          (a) As provided in Section 6.5; or

          (b) Upon an election by a Participant pursuant to Section 6.3 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

          (c) In the event of default by a Participant in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke Section 6.4(b); or

          (d) Transfer by a Participant of less than all its Participating Interest in accordance with Article 14; or

          (e) Acquisition of less than all of the Participating Interest of the other Participant, however arising.

          (f) Pursuant to Section 5.6.

     6.3 Voluntary Reduction in Participation. A Participant may elect, as provided in Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

          (a) To some lesser amount than its respective Participating Interest;

     or

          (b) Not at all.

     If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating Interest, or not at all, the Participating Interest of that Participant shall be recalculated at the time of election by dividing: M the sum of (a) the agreed value of the Participant's deemed expenditure under Section 6.1 and (b) the total of all of the Participant's actual expenditures including the amount the Participant elects to contribute to the adopted Program and Budget; by (ii) the sum of (a) and (b) above for all Participants; and then multiplying the result by one hundred. The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

     6.4 Default in Making Contributions.

          (a) If a Participant defaults in making a contribution or cash call required by an approved Program and Budget, the non-defaulting Participant may advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the Prime Rate plus two percent (2%) compounded quarterly. The failure to repay said loan upon demand shall be a default. Each Participant hereby grants to the other a lien upon its interest in the Property and a security interest in its rights under this Agreement and in its Participating Interest in other Assets, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing. such lien or security interest, or both. A non-defaulting Participant may elect the applicable remedy under this Section 6.4, or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be cumulative. The election of one or more remedies shall not waive the election of any other remedies. Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

          (b) The Participants acknowledge that if a Participant defaults in making a contribution, a cash call, in repaying a loan or any payment, as required hereunder, it will be difficult to measure the damages resulting from such default. In the event such default is not cured by the defaulting Participant within thirty (30) days after receiving notice of such default, as reasonable liquidated damages, the defaulting Participant shall be deemed to have withdrawn from the Venture and to have automatically relinquished its Participating Interest to the non-defaulting Participant; provided, however, the defaulting Participant shall have the right to receive only from five percent (5%) of Net Proceeds of Production Royalty, as set out in Exhibit C, and not from any other source, an amount equal to the defaulting Participant's actual expenditures contributed hereunder. Upon receipt of such amount the defaulting Participant shall thereafter have no further right, title, or interest under this Agreement or in the Assets.

         6.5 Conversion of Interest. If at any time the Participating Interest of a Participant is reduced to ten percent (10%) or less by an affirmative election not to contribute all or some portion of its share pursuant to a Program and Budget as provided in Article 9 and the resulting application of the dilution formula in Section 6.3, the diluted Participant shall be deemed to have withdrawn from the Venture and this Agreement shall terminate; provided, however, the diluting Participant shall have the right to receive only from five percent (5%) of Net Proceeds of Production Royalty, as set out in Exhibit C, and not from any other source, an amount equal to one hundred and fifteen percent (115%) of the diluting Participant's actual or deemed expenditures contributed hereunder, whichever is greater. Upon receipt of such amount the diluting Participant shall thereafter have no further right, title, or interest under this Agreement or in the Assets.

         6.6 Continuing Liabilities Upon Adjustments of Participating Interests. Any reduction of a Participant's Participating Interest under this Section 6 shall not relieve such Participant of its share of any liability, whether it accrued before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article 6, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Property was acquired or those to which both Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Property is located.

     6.7 Financing by Cyprus. Within sixty (60) days after Cyprus completes its requirements to earn an additional twenty percent (20%) Participating Interest in the Property as set forth in Section 5.6, bringing its Participating Interest to seventy percent (70%), and ICMC and Cyprus have elected to participate in the Venture in proportion to their respective Participating Interest, ICMC may elect in writing to have Cyprus fund ICMC's share of Exploration Expenditures until the completion of a Feasibility Study. In such event, such expenditures by Cyprus on behalf of ICMC shall be treated as a loan and shall bear interest at the Prime Rate plus two percent (2%), compounded quarterly. Such loan shall be secured by ICMC's interest in the Property and the Assets. Cyprus shall be repaid from eighty-five percent (85%) of the proceeds received by ICMC from the sale of its proportionate share of Products, after deduction of operating costs. ICMC shall execute a document securing the loan with its interest in the Property and the Assets and assigning to Cyprus such eighty-five percent (85%) of the proceeds in form and content acceptable to the legal counsel of both Cyprus and ICMC.

     In the event a Feasibility Study is completed and Development is not recommended and the Management Committee votes to continue Exploration, Cyprus will continue to fund ICMC's share of Exploration Expenditures until the completion of another Feasibility Study. Such additional expenditures by Cyprus on behalf of ICMC shall also be treated as a loan and recouped by Cyprus as previously set forth in this Section 6.7.

     If the Management Committee, after completion of a Feasibility Study, votes to suspend Operations on the Property for any reason, no additional interest would accrue on the Exploration Expenditures provided by Cyprus on behalf of ICMC until Operations are again commenced.

     In the event a Feasibility Study recommends development, but for reasons beyond the control of the Participants (e.g. government taking, Force Majeure, etc.) the Property can never be developed, accrual of interest on the Exploration Expenditures provided by Cyprus on behalf of ICMC would cease. Repayment to Cyprus of such loan and any interest accrued would be repaid from ICMC's share of any compensation that the Participants may be entitled to as a result of the prohibition of Mining. If no compensation is received by the Participants, the loan and its accrued interest would be forgiven when the Participants agree to drop their interest in the Property, discontinue any litigation which may have commenced and dissolve the Venture.

                                    ARTICLE 7
                              MANAGEMENT COMMITTEE

     7.1 Organization and Composition. After completion of Cyprus' Earn-in and the election by ICMC and Cyprus to participate in the Venture as provided in
Section 6.1, the Participants shall establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of one member appointed by ICMC and one member appointed by Cyprus. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice in writing to the other Participant.

     7.2 Decisions. Each Participant, acting through its appointed member(s) shall have a vote equal to its Participating Interest in the Property. Decisions of the Management Committee shall be decided by Simple Majority of the Participating Interests. In the event of a deadlock, the Manager shall hold the deciding vote.

     7.3 Meetings. The Management Committee shall. hold regular meetings at least annually at mutually agreed places. The Manager shall give thirty (30) days' written notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon thirty (30) days' written notice to the Manager and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Participant is present. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If a quorum is not present at the commencement of the meeting or within one-half hour after the time fixed for the commencement of the meeting, the meeting shall be adjourned to the same time and day of the next week at the same place. If a quorum is not present at the commencement of the adjourned meeting, one representative shall be deemed to constitute a quorum. Each notice of a meeting shall include an itemized agenda and detailed back-up information prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within thirty (30) days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

     7.4 Action Without Meeting. In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

     7.5 Matters Requiring Approval. Except as otherwise delegated to the Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

                                    ARTICLE 8
                                     MANAGER

     8.1 Appointment. Following completion of Cyprus' Earn-In as provided for in Sections 5.5 or 5.6 Cyprus shall be the initial Manager.

     8.2 Powers and Duties of Manager. Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties which shall be discharged in accordance with adopted Programs and Budgets:

          (a) The Manager shall manage, direct and control Operations.

          (b) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs and Budgets, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

          (c) The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

          (d) The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

          (e) The Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) shall do all other acts reasonably necessary to maintain the Assets.

          (f) The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with applicable federal, provincial, municipal and local laws and regulations; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. The
     Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

          (g) The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings greater than $50,000 arising out of Operations. The non-managing Participant shall have the right to participate, at its own expanse, in such litigation or administrative proceedings. The non-managing Participant's approval shall be required in advance of any settlement involving payments, commitments or obligations, if the non-managing Participant's share is in excess of Twenty-Five Thousand Dollars ($25,000) in cash or value.

          (h) The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit D.

          (i) The Manager may dispose of Assets, whether by release, abandonment, surrender or Transfer in the ordinary course of business, except that Property may be released, abandoned or surrendered only as provided in Article 13. However, without prior authorization from the Management

     Committee, the Manager shall not: (i) dispose of Assets in any one transaction having a value in excess of $250,000: (ii) enter into any sales contracts or commitments for Product, except as permitted in Section 11.2;
     (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

          (j) The Manager shall have the right to carry out its responsibilities hereunder through agents, affiliates or independent contractors.

          (k) The Manager shall be obligated to perform or cause to be performed during the term of this Agreement all obligations required by law in order to maintain the Property which obligations shall be included in Programs and Budgets.

          (1) The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

          (m) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee: (i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations;
     (iv) a detailed final report within forty-five (45) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as the Management Committee may reasonably request. At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Manager shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

          (n) The Manager shall undertake all `other activities reasonably necessary to fulfill the foregoing.

     The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

     8.3 Standard of Care. The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with all applicable laws, sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence.

     8.4 Resignation; Deemed Offer to Resign. The Manager may resign upon thirty
(30) days prior notice to the other Participant. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within ninety (90) days following such deemed offer:

          (a) The Participating interest of the Manager becomes less than fifty percent (50%); or

          (b) The Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of thirty (30) days after written notice from the other Participant demanding performance; or

          (c) The Manager fails to pay or contest in good faith its bills within thirty (30) days after receiving written notice that they are due; or

          (d) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within sixty
     (60) days
     after receiving written notice of the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

          (e) The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

          (f) Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

     8.5 Payments to Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

     8.6 Transactions With Affiliates. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no more favorable than would be the case with unrelated persons in arm's-length transactions.

     8.7 Activities During Deadlock. If the Management Committee for any reason fails to adopt a Program and Budget, subject to the contrary direction of the Management Committee and to the receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget shall be deemed extended.

                                    ARTICLE 9
                              PROGRAMS AND BUDGETS

     9.1 Initial Program and Budget. The initial Program and Budget will be provided by the Management Committee within ninety (90) days of the Management Committee being formed.

     9.2 Operations Pursuant to Programs and Budgets. Except as otherwise provided in Sections 7.2 and 9.7, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

     9.3 Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Manager for a period of up to one year. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at the annual meeting of the Management Committee. During the period encompassed by any Program and Budget, and at least two months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee.

     9.4 Review and Approval of Proposed  Programs and  Budgets.  Within  thirty
(30) days after submission of a proposed Program and Budget to the Management Committee, the Management Committee shall:

          (a) Approve the proposed Program and Budget; or

          (b) Propose modifications of the proposed Program and Budget; or

          (c) Reject the proposed Program and Budget.

     If the Management Committee makes the elections pursuant to Section 9.4(b) or (c), then the Manager will review the modifications and/or any recommendations of the Management Committee and will resubmit a Program and Budget within thirty (30) days.

     9.5 Election to Participate. By written notice to the, Management Committee within thirty (30) days after approving a Program and Budget except as provided for in Section 6.1, a Participant may elect to contribute to such Program and Budget in an amount equal to its Participating Interest or a lesser amount as provided for in Section 6.3. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected not to contribute to such Program and Budget and the provisions of Section 6.3 shall apply. Subject to Section 9.6 if a Participant elects not to participate in the Program and Budget and the other Participant elects to contribute to the Program and Budget the provisions of Section 6.2 shall apply.

     9.6 Deadlock on Proposed Programs and Budgets. If the Participants, acting through the Management Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed Program and Budget applies, the provisions of Section 8.7 shall apply.

     9.7 Budget Overruns; Program Changes. The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget by more than ten percent (10%), then such excess over ten percent (10%), shall be for the sole account of the Manager, not creditable to the calculation of Participating Interests, unless such excess amount is directly caused by an emergency or unexpected expenditure made pursuant to Section 9.8 or is otherwise authorized by the approval of the Management Committee. Budget overruns of ten percent (10%) or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

     9.8 Emergency or Unexpected Expenditures. In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

                                   ARTICLE 10
                            ACCOUNTS AND SETTLEMENTS

     Matters of accounts and settlements shall be governed by the provisions in Exhibit "B" (Accounting Procedures) attached hereto.

                                   ARTICLE 11
                            DISPOSITION OF PRODUCTION

     11.1 Taking in Kind. Each Participant shall take in kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of any parties other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The Manager shall give the Participants notice at least ten (1 0) days in advance of the delivery date upon which their respective shares of Products will be available.

     11.2 Failure of Participant to Take in Kind. If a Participant fails to take in kind, the Manager shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the

Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

                                   ARTICLE 12
                           WITHDRAWAL AND TERMINATION

     12.1 Termination by Expiration or Agreement. This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

     12.2 Withdrawal. A Participant may elect to withdraw as a Participant from this Agreement by giving forty-five (45) days written notice to the other Participant of the effective date of withdrawal. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties owing to the withdrawing Participant, liens or other encumbrances arising by, through or under such withdrawing Participant, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section 12.2 shall not relieve the withdrawing Participant of its share of liabilities to third parties (whether such accrues before or after such withdrawal) including environmental liabilities arising out of Operations conducted prior to such withdrawal. For purposes of this Section 12.2, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred.

     12.3 Continuing Obligations. On termination of this Agreement under Section
12.1 or 12.2, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

     12.4 Disposition of Assets on Termination. Promptly after termination under
Section 12.1, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. Any Participant that has a negative Joint Account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's contributions or Joint Account balance. Thereafter, any remaining cash and all other Assets, including property shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Joint Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

     12.5 Right to Data after Termination. After termination of this Agreement pursuant to Section 12.1, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies in respect to a later termination or withdrawal.

     12.6 Continuing  Authority.  On termination of this Agreement under Section
12.1 or the deemed withdrawal of a Participant pursuant to Section 6.4 or 6.5, the Manager shall have the power and authority, subject to control of the Management

Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

     12.7  Non-Compete  Covenants.  A  Participant  that  withdraws  pursuant to
Section 12.2, or is deemed to have withdrawn pursuant to Section 5.2, 6.4, or 6.5, shall not directly or indirectly acquire any interest in property within the Area of Interest for two (2) years after the effective date of withdrawal. If a withdrawing Participant, or an Affiliate of a withdrawing Participant, breaches this Section 12.7, such Participant or Affiliate shall be obligated to offer to convey to the nonwithdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within forty-five (45) days after it is received by such nonwithdrawing Participant.

     12.8 Mutual Withdrawal. If a Participant elects to withdraw from this Agreement pursuant to Section 12.2, the other Participant may also elect to withdraw as a Participant by giving written notice thereof to the other Participant within thirty (30) days after receipt of the first Participant's notice of withdrawal, in which event the Participants shall be deemed to have agreed to terminate the Venture as of the first date of withdrawal pursuant to
Section 12.1.

                                   ARTICLE 13
                              SURRENDER OF PROPERTY

     13.1 Surrender of Property. The Management Committee may authorize the Manager to surrender part or all of the Property. If the Management Committee authorizes any such surrender over the objection of a Participant, the Participant that desires to surrender shall assign to the objecting Participant, without cost to the objecting Participant, all of the surrendering Participant's interest in the Property to be surrendered, and the surrendered Property shall cease to be part of the Property.

     13.2 Reacquisition. If any Property is surrendered under the provisions of this Article 13, then, unless this Agreement is earlier terminated, neither Participant nor any Affiliate thereof shall acquire any interest in such Property or a right to acquire such Property for a period of two years following the date of such surrender. If a Participant reacquires any Property in violation of this Section 13.2, the other Participant may elect by notice to the reacquiring Participant within forty-five (45) days after it has actual notice of such reacquisition, to have such Property made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Property, and the costs of reacquisition shall be borne pro rata by the Participants and shall be included for purposes of calculating the Participants' respective Participating Interests.

                                   ARTICLE 14
                              TRANSFER OF INTEREST

         14.1 General. A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article 14.

     14.2  Limitations  on  Free  Transferability.   The  Transfer  right  of  a
Participant     in     Section     14.1     shall    be     subject    to    the
following terms and conditions:

          (a) No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 14.2(e) and 14.2(f), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

          (b) No Transfer permitted by this Article 14 shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

          (c) In the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

          (d) Except as provided in Section 14.4(c), no Participant shall transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

          (e) From the date of execution of this Agreement, if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement; and

          (f) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article 11 creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement.

     14.3 Right of First Refusal. Except as otherwise provided in Sections 14.2 and 14.4, if either Participant receives an offer to Transfer or otherwise dispose of all or a part of its Participating Interest in the Property to a third party, prior to accepting such offer the transferring Participant shall first offer the interest to the nontransferring Participant at the same terms and conditions as set forth in the third party offer. The non-transferring
Participant  may  accept  the  offer  by  written  notice  to  the  transferring
Participant given within sixty (60) days of receipt of the transferring Participant's offer. If the non-transferring Participant does not accept the offer, then the transferring Participant may sell or otherwise dispose of its interest under terms and conditions not less favorable to it than those set forth in the third party offer, provided that the sale or other disposition is effectuated within one hundred and eighty (180) days from the effective date of the third party offer.

     14.4 Exceptions to Right of First Refusal. Section 14.3 shall not apply to the following:

          (a) Transfer by a Participant of all or any part of its interest in this Agreement, any Participating Interest, or the Assets to an Affiliate, to Amax Gold, Inc. or Amax Gold Exploration, Inc.;

          (b) Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

          (c) The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance which shall be subordinate as set forth above; or

          (d) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to
     Article 11.

                                   ARTICLE 15
                          CONFIDENTIALITY AND RELEASES

     15.1 General. The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 15.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

     15.2 Exceptions. The consent required by Section 15.1 shall not apply to a disclosure:

          (a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

          (b) To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

          (c) Which the disclosing Participant is required by pertinent law or regulation or the rules of any stock exchange to disclose; provided that in any case to which this Section 15.2 is applicable, the disclosing Participant shall give written notice to the other Participant prior to the making of any such disclosure.

          (d) As necessary to administer or enforce this Agreement.

          As to any disclosure pursuant to Section 15.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this
     Article 15.

     15.3 Duration of Confidentiality. The provisions of this Article 15 shall apply during the term of this Agreement and for two (2) years following a termination pursuant to Section 12.1 or following withdrawal pursuant to Section 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.

     15.4 Releases. There shall be no public release by either party of any information concerning the Property, the Operations or the Venture without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) unless such information is required by a lawful authority of or other regulatory body having jurisdiction in which case the party making such required disclosure shall first deliver a copy thereof to the other party and allow the other party twenty-four (24) hours to comment on the nature and extent of such required disclosure.

                                   ARTICLE 16
                                AREA OF INTEREST

     16.1 Acquisitions in Area of Interest. If at any time during the subsistence of this Agreement any Participant or any non-Participant that has a production royalty interest as provided for herein,'(in this section only called the "Acquiring Party") stakes or otherwise acquires any right to or interest in any properties within the exterior boundaries of the area depicted on Exhibit E attached hereto and made a part hereof, ("Area of Interest"), the Acquiring Party shall forthwith give notice to the other parties of such acquisition, the total cost thereof and all details in the possession of that Participant with respect to the details of the acquisition, the nature of the property and the known mineralization. Each other Participant may, within thirty (30) days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this Agreement.

     If the election aforesaid is made, the other Participants shall reimburse the Acquiring Party for that portion of the cost of acquisition which is equivalent to their respective Participating Interests.

     If no other Participant makes the election aforesaid within that period of thirty (30) days, the right or interest acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

     Notwithstanding the provisions of this Article 16, should either Cyprus or ICMC or their Affiliates control any properties within the Area of Interest on the effective date of this Agreement and such properties are not included in Exhibits A-1 or A-2, such properties shall be considered Property and become subject to this Agreement.

                                   ARTICLE 17
                               GENERAL PROVISIONS

     17.1 Notices. All notices, payments and other required communications ("Notices") to the Participants shall be in writing, and shall be addressed respectively as follows:

If to ICMC:

     Idaho Consolidated  Metals Corporation
     P.O. Box 1124
     Lewiston,  Idaho 83501
     Attn: President
     Fax: (208) 746-6678

If to Cyprus:

     Cyprus Gold Exploration Corporation
     9100 East Mineral Circle
     P.O. Box 3299
     Englewood, Colorado 80155-3299
     Attn:  Exploration Manager, North America
     Fax:  (303) 643-5943

With a copy to:

     Cyprus Gold Exploration Corporation 91 00 E.  Mineral Circle
     P.O. Box 3299
     Englewood, CO 80155-3299
     Attn:  Land Management Department
     Fax:  (303) 643-5250

     All Notices shall be given (i) by personal delivery to the Participant, or 00 by electronic communication or facsimile, with a confirmation sent by registered or certified mail return receipt requested, (iii) by registered or certified mail return receipt requested or (iv) by express mail. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication or facsimile on the next business day following receipt of the electronic communication or facsimile, and (iii) if solely by mail on the next business day after actual receipt. A Participant may change its address by Notice to the other Participant.

     17.2 Waiver. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

     17.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

     17.4 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, lack of satisfactory market, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God;

laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes; drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof and this Agreement shall be extended by the total period of such delays or suspension. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to Section 9.2 shall be reduced to levels consistent with Operations.

     17.5 Economic Force Majeure. If, at any time after the Management Committee reaches a determination, in its reasonable judgment, that the minerals encompassed within the Property cannot be profitably mined under the terms and conditions of this Agreement as it is then in effect, the Management Committee may declare that a condition of Force Majeure exists as provided in Section 17.4, above; provided, that in no event shall a condition of Force Majeure declared pursuant to this Section 16.5 be in effect for more than five (5) consecutive years.

     17.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Idaho.

     17.7 Rule Against Perpetuities. Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the effective date of this Agreement.

     17.8 Further Assurances. Each of the Participants agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     17.9 Survival of Terms and Conditions. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run:
Sections 2.2, 4.3, 6.4, 6.6, 12.2,  12.3, 12.4, 12.5, 12.6, 12.7, 13.2, 17.6 and
Exhibit "B".

     17.10 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

     17.11 Memorandum. At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager. This Agreement shall not be recorded.

     17.12 Funds. All references to dollar amounts contained in this Agreement are references to United States dollars.

     IN WITNESS WHEREOF, this Agreement has been, executed by the parties hereto effective as of the day and year first above written.

CYPRUS GOLD EXPLORATION CORPORATION


By: /s/ D. Watkins
   -------------------------
Title: President

IDAHO CONSOLIDATED METALS CORPORATION


By: /s/ Delbert Steiner
   --------------------------
Title:  Pres. & CEO
Tax ID#: 82-0465571

                                  EXHIBIT "A-1"

        Attached to and made part of that certain Joint Venture Agreement dated the 20th day of May, 1996 between
                    Idaho Consolidated Metals Corporation and
                      Cyprus Gold Exploration Corporation.
The following unpatented mining claims located in Idaho County, State of Idaho.

                                           BLM                                                     BLM
Claim Name                              Serial No.           Claim Name                         Serial No.
----------                              ----------           ----------                         ----------
  Petsite #1                             175109              Surprise #15                         82187
  Petsite #2                             175110              Surprise #16                         82188
  Petsite #3                             175111              Surprise No. 17                      82189
  Petsite #4                             175112              Surprise No. 18                      82190
  Petsite #5                             175113              Lost Wheelbarrow #1                 123246
  Petsite #6                             175114              Lost Wheelbarrow #2                 123247
  Petsite #7                              16203              Lost Wheelbarrow #3                 123248
  Petsite Fraction                       175115              This Is It Placer                    29189
  Toronto #1                             175116              This Is It Placer                   175152
  Toronto No. 2                           16193              Eagle #1                             11134
  Badger                                  16195              Eagle #2                             11135
  Side Hill Gouger                       175117              Eagle #3                             11136
  Ville Maria                            175118              Eagle #4                             11137
  Frog 7                                  18660              Eagle #5                             11138
  Frog 9                                  18661              Eagle #6                             11139
  Frog 10                                 18662              Eagle #7                             11140
  Frog 12                                 18664              Eagle #9                             11142
  Frog 16                                 18667              Eagle #10                            11143
  Frog 18                                 18669              Eagle #12                            11145
  Frog 19                                 18670              Eagle #13                            11146
  Frog 20                                 18671              Eagle #15                            11148
  Frog 21                                 18672              Eagle #16                            11149
  Frog 22                                 18673              Eagle #18                            11151
  Frog 23                                 18674              Eagle #19                            11152
  Frog 24                                 18675              Eagle #21                            11154
  Frog 26                                 18677              Eagle #22                            11155
  Frog 33                                 18681              Eagle #23                            11156
  Frog 35                                 18683              Eagle #24                            11157
  Frog 55                                 82197              Eagle #25                            11158
  Frog 56                                 82198              Eagle #26                            11159
  Frog 57                                 82199              Eagle #27                            11160
  Frog 58                                 82200              Eagle #28                            11161


                                           BLM                                                   BLM
 Claim Name                             Serial No.           Claim Name                       Serial No.
 ----------                            ----------            ----------                       ----------
  Eagle #29                               11162              Eagle #64                            4015
  Eagle #30                                 423              Eagle #65                            4016
  Eagle #30                              175127              Eagle #66                            4017
  Eagle #31                               11163              Eagle #67                            4018
  Eagle #32                              175128              Eagle #68                            4019
  Eagle #33                                 421              Eagle #71                            4022
  Eagle #34                              175129              Eagle #75                          175136
  Eagle #34                               11164              Eagle #78                            9330
  Eagle #35                               11165              Eagle #79                            9331
  Eagle #36                               11166              Eagle #80                            9332
  Eagle #37                               11167              Eagle #81                            9333
  Eagle #38                               11168              Eagle #82                            9334
  Eagle #39                                9325              Eagle #83                            9335
  Eagle #39                              175130              Eagle #84                            9336
  Eagle #40                                9326              Eagle #85                            9337
  Eagle #40                              175131              Eagle #86                            9338
  Eagle #41                               11169              Eagle #87                            9339
  Eagle #41                              175132              Eagle #88                            9340
  Eagle #42                               11170              Eagle #89                            9341
  Eagle #42                              175133              Eagle #90                            9342
  Eagle #43                               11171              Eagle #91                            9343
  Eagle #44                               11172              Eagle #92                            9344
  Eagle #45                               11173              Eagle #93                            9345
  Eagle #46.                              11174              Eagle #94                            9346
  Eagle #47                               11175              Eagle #95                            9347
  Eagle #48                               11176              Eagle #96                            9348
  Eagle #49                               11177              Eagle #97                            9349
  Eagle #50                               11178              Eagle #98                            9350
  Eagle #51                               11179              Eagle #99                            9351
  Eagle #52                               11180              Eagle #100                           9352
  Eagle #53                               11659              Eagle #101                           9353
  Eagle #54                                 420              Eagle #102                           9354
  Eagle #54                              175134              Eagle #103                           9355
  Eagle #55                                 417              Eagle #104                           9356
  Eagle #56                                 416              Eagle #105                           9357
  Eagle #57                                 415              Eagle #106                           9358
   Eagle #58                               4009              Eagle #107                           9359
  Eagle #59                                4010              Eagle #108                           9360
  Eagle #60                                4011              Eagle #109                          44037
  Eagle #61                                4012              Eagle #110                          44038
  Eagle #62                                4013              Eagle #111                          44039
  Eagle #63                              175135              Eagle #112                          44040

                                           BLM                                                   BLM
  Claim Name                            Serial No.           Claim Name                        Serial No.
  ----------                            ----------           ----------                        ----------
  Eagle #113                              44041              Eagle #154                           95677
  Eagle #114                              44042              Eagle #155                           95678
  Eagle #115                              44043              Eagle #156                           95679
  Eagle #116                              44044              Eagle #157                           95680
  Eagle #117                              44045              Eagle #178                          101736
  Eagle #118                              44046              Eagle #182                          101740
  Eagle #119                              44047              Eagle #185                          101743
  Eagle #119A                             44048              Golden Eagle                        175119
  Eagle #120                              44049              Golden Eagle #2                     175120
  Eagle #121                              44050              Golden Eagle #3                     175121
  Eagle #122                              44051              Golden Eagle #4                     175122
  Eagle #123                              44052              Golden Eagle #5                      11113
  Eagle #124                              44053              Golden Eagle #6                      11114
  Eagle #125                              44054              Golden Eagle #7                     175123
  Eagle #126                              44055              Golden Eagle #8                      11116
  Eagle #127                              44056              Golden Eagle #9                      11117
  Eagle #128                              44057              Golden Eagle #10                     11118
  Eagle #129                              44058              Golden Eagle #11                     11119
  Eagle #130                              44059              Golden Eagle #12                     11120
  Eagle #131                              95654              Golden Eagle #13                     11121
  Eagle #132                              95655              Golden Eagle #14                     11122
  Eagle #133                             175137              Golden Eagle #15                     11123
  Eagle #134                              95657              Golden Eagle #16                     11124
  Eagle #135                              95658              Golden Eagle #17                     11125
  Eagle #136                              95659              Golden Eagle #18                    175124
  Eagle #137                              95660              Golden Eagle #18                       425
  Eagle #138                              95661              Golden Eagle #19                       424
  Eagle #139                              95662              Golden Eagle #19X                    13965
  Eagle #140                              95663              Golden Eagle #20F                    11126
  Eagle #141                              95664              Golden Eagle #21F                    11127
  Eagle #142                              95665              Golden Eagle #21F                   175125
  Eagle #143                              95666              Golden Eagle #22F                    11128
  Eagle #144                              95667              Golden Eagle #22F                   175126
  Eagle #145                              95668              Golden Eagle #23                     11129
  Eagle #146                              95669              Golden Eagle #24                     11130
  Eagle #147                              95670              Golden Eagle #25                     11131
  Eagle #148                              95671              Golden Eagle #26                     11132
  Eagle #149                              95672              Golden Eagle #27                     11133
  Eagle #150                              95673              Golden Eagle #28                       418
  Eagle #151                              95674              Golden Eagle #29                      3996
  Eagle #152                              95675              Golden Eagle #30                      3997
  Eagle #153                              95676              Golden Eagle #31                      3998


                                           BLM
  Claim Name                            Serial No.
  ----------                            ----------
  Golden Eagle #32                        3999
  Golden Eagle #33                        4000
  Golden Eagle #34                        4001
  Golden Eagle #35                        4002
  Golden Eagle #36                        4003
  Golden Eagle #37                        4004
  Golden Eagle #38                        4005
  Golden Eagle #39                        4006
  Golden Eagle #40                        4007
  Golden Eagle $41                        4008

                                  EXHIBIT "A-2"

        Attached to and made part of that certain Joint Venture Agreement dated the 20th day of May, 1996 between
                    Idaho Consolidated Metals Corporation and
                      Cyprus Gold Exploration Corporation.
The following unpatented mining claims located in Idaho County, State of Idaho.


                                           BLM                                                     BLM
Claim Name                              Serial No.         Claim Name                           Serial No.
----------                              ----------         ----------                           ----------
  PT 1                                    177154             PT 35                                177188
  PT 2                                    177155             PT 36                                177189
  PT 3                                    177156             PT 37                                177190
  PT 4                                    177157             PT 38                                177191
  PT 5                                    177158             PT 39                                177192
  PT 6                                    177159             PT 40                                177193
  PT 7                                    177160             PT 41                                177194
  PT 8                                    177161             PT 42                                177195
  PT 9                                    177162             PT 43                                177196
  PT 10                                   177163             PT 44                                177197
  PT 11                                   177164             PT 45                                177198
  PT 12                                   177165             PT 46                                177199
  PT 13                                   177166             PT 47                                177200
  PT 14                                   177167             PT 48                                177201
  PT 15                                   177168             PT 49                                177202
  PT 16                                   177169             PT 50                                177203
  PT 17                                   177170             PT 51                                177204
  PT 18                                   177171             PT 52                                177205
  PT 19                                   177172             PT 53                                177206
  PT 20                                   177173             PT 54                                177207
  PT 21                                   177174             PT 55                                177208
  PT 22                                   177175             PT 56                                177209
  PT 23                                   177176             PT 57                                177210
  PT 24                                   177177             PT 58                                177211
  PT 25                                   177178             PT 59                                177212
  PT 26                                   177179             PT 60                                177213
  PT 27                                   177180             PT 61                                177214
  PT 28                                   177181             PT 62                                177215
  PT 29                                   177182             PT 63                                177216
  PT 30                                   177183             PT 64                                177217
  PT 31                                   177184             PT 65                                177218
  PT 32                                   177185             PT 66                                177219
  PT 33                                   177186             PT 67                                177220
  PT 34                                   177187             PT 68                                177519


                                           BLM                                                     BLM
Claim Name                              Serial No.         Claim Name                           Serial No.
  PT 69                                   177520             PT 111                              177562
  PT 70                                   177521
  PT 71                                   177522
  PT 72                                   177523
  PT 73                                   177524
  PT 74                                   177525
  PT 75                                   177526
  PT 76                                   177527
  PT 77                                   177528
  PT 78                                   177529
  PT 79                                   177530
  PT 80                                   177531
  PT 81                                   177532
  PT 82                                   177533
  PT 83                                   177534
  PT 84                                   177535
  PT 85                                   177536
  PT 86                                   177537
  PT 87                                   177538
  PT 88                                   177539
  PT 89                                   177540
  PT 90                                   177541
  PT 91                                   177542
  PT 92                                   177543
  PT 93                                   177544
  PT 94                                   177545
  PT 95                                   177546
  PT 96                                   177547
  PT 97                                   177548
  PT 98                                   177549
  PT 99                                   177550
  PT 100                                  177551
  PT 101                                  177552
  PT 102                                  177553
  PT 103                                  177554
  PT 104                                  177555
  PT 105                                  177556
  PT 106                                  177557
  PT 107                                  177558
  PT 108                                  177559
  PT 109                                  177560
  PT 110                                  177561

                                   EXHIBIT "B"

        Attached to and made part of that certain Joint Venture Agreement dated May 20, 1996, by and between
                    Idaho Consolidated Metals Corporation and
                       Cyprus Gold Exploration Corporation


                              ACCOUNTING PROCEDURES

     The purpose of these Accounting Procedures is to establish equitable methods for determining charges and credits applicable to Operations under the captioned Agreement (the "Agreement"). It is the intent of the Manager and any Participant that is not acting as the Manager ("the non-Manager") that neither of them shall gain nor lose by reason of their duties and responsibilities as the Manager or the non-Manager but that the Manager should be reimbursed for the value of services provided hereunder. If any method proves unfair or inequitable to the Manager or the non-Manager, the Participants shall meet and in good faith endeavor to agree upon changes deemed necessary to correct the unfairness or inequity. In the event of a conflict between the provisions of these Accounting Procedures and those of the Agreement, the provisions of the Agreement shall control.

                                    ARTICLE 1
                               GENERAL PROVISIONS

     1.1 Definitions. The definitions set forth in the Agreement shall apply to these Accounting Procedures and shall have the same meanings as used herein. Additional terms used in these Accounting Procedures are set forth below shall have the following meanings:

          (a) "Material" shall mean personal property, including but not limited to supplies and non-depreciable equipment, acquired and held for use in Operations.

          (b) "Outsider" shall mean participants other than "Participant" to the Agreement and their affiliates.

          (c)  Personal   Expenses"  shall  mean  travel  and  other  reasonable
     reimbursable expenses of employees of the Manager or its Affiliates.

          (d) "Technical Employees" shall mean those employees having special and specific engineering, geological, legal, or other professional skills, and whose primary function in Operations is the handling of specific matters for the benefit of Operations.

     1.2 Accounting Records.

          (a) The  Manager  shall  maintain  accounting  records  for the  Joint
     Account  in  accordance  with  generally  accepted  accounting   principles
     consistently applied and used in the mining industry.

          (b) The Manager shall take advantage of and credit the Venture with all cash and trade discounts, freight allowances and equalizations, annual volume or other allowances, credits, salvages, commissions, insurance discount dividends and retroactive premium adjustments, and any other benefits which accrue to the Manager wholly or in part because of Operations.

         1.3      Statements, Billings and Adjustments.

          (a) The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

          (b) On the basis of the adopted Program and Budget, the Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month. Within ten (10) days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to forty-five (45) days.

          (c) A Participant that fails to meet cash calls in the amount and at the times specified in Section 1.3(b) shall be in default, and the amount of the defaulted cash call shall bear interest from the date due at an annual rate equal to two (2) percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Participant shall have those rights, remedies and elections specified in Section 6.4 of the Agreement.

          (d) Payment of bills shall not prejudice the right of the non-Manager to protest or question the correctness thereof; however, all bills and statements rendered during any calendar year shall be presumed conclusively to be true and correct after twelve (12) months following the end of any such calendar year unless, within the said twelve-month period, the non-Manager takes written exception thereto and makes claim on the Manager for adjustment. No adjustment favorable to the Manager shall be made unless it is made within the same prescribed period or in connection with an adjustment in favor of the non-Manager. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Assets.

     1.4 Advances and Payments.

          (a) As provided for in this Exhibit "B", the non-Manager shall advance its share of the estimated cash outlay for the succeeding month's operation. If the non-Manager's advances exceed its share of actual expenditures, subsequent cash calls will be adjusted downward or the Manager will refund to the non-Manager excess funds that are not necessary for subsequent Operations.

          (b) The Manager shall base its estimates of cash advance requirements on the latest information available and shall take into account cash on hand which may be applied to satisfy such requirements in order to reduce the amounts to be advanced. It is the intent of the Participants to provide adequate funds for the Operations and to maintain bank balances at minimum levels.

          (c) If the Manager does not request the non-Manager to advance its share of estimated cash requirements, the non-Manager shall pay its share of expenditures within thirty (30) days following receipt of the Manager's billing.

          (d) Except as provided in Section 6.4 of the Agreement, all payments shall be made on or before the due date by wire transfer in immediately available funds to bank accounts designated by the Manager. If not so paid, the unpaid balance shall bear interest after the due date at the rate of Prime Rate plus two percent (2%) for each thirty (30) day period or portion thereof until such amount is paid, plus attorneys' fees, court costs, and other costs related to the collection of the unpaid amounts.

          (e) Funds received by the Manager from the non-Manager Participant shall be segregated or maintained by the Manager as a separate fund, and may not be commingled with the Manager's own funds, except with the consent of the non-Manager Participant.

     1.5 Audits. Upon notice in writing to the Manager, the non-Manager shall have the right to audit the accounts and records relating to the accounting made under this Agreement for any calendar year within the twelve (12) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts pursuant to Section 1.3(d). The non-Manager may arrange for audits by its own staff or outside professional and qualified independent auditors. Audits shall be conducted in a manner so as to cause the minimum inconvenience to the Manager. The Manager shall bear no portion of non-Manager's audit costs unless agreed to by the Manager in advance of such audit. Notwithstanding the above in the event the non-Manager does not audit the accounts and records relating to the accounting made under this Agreement the Manager shall have conducted annually an audit of the accounts and records relating to the accounting made under this Agreement. Such audit shall be for the account of the Venture. If the non-Manager does have an audit performed as provided herein, the Manager shall not be required to perform an additional audit.

                                    ARTICLE 2
                                CHARGEABLE COSTS

     Subject to the provisions of the Agreement, the Manager shall charge the Joint Account with all costs incurred by it as necessary and proper for the conduct of Operations or maintenance of the Assets. Such costs shall be reasonable and comparable with similar projects in the area. Except as otherwise provided in the Agreement, the Manager shall charge the Joint Account with: (1) exploration expenditures made for the exploration activities within the Property, (2) expenditures made for engineering, environmental, planning, Development and construction related to the Property and for the equipment and facilities necessary for Operations, including all working capital and sustaining capital for ongoing Operations and for the expansion and updating of Operations, and (3) costs and expenses of mining, processing, reclamation, restoration, worker's compensation and other claims upon closing of the mines, and any other costs following the mine closing. Such costs include, but are not limited to the following:

     2.1 Property Payments. Property payments, rentals, royalties and other payments out of production (unless such royalties or other payments shall burden the ownership interests of only one Participant) and fees, paid by the Manager for Operations including permits, fees, and other charges which are assessed by various governmental agencies. Such costs also include acquisition of easements, rights of way, and surface rights.

     2.2 Labor.

          (a) Salaries and wages of the Manager's employees directly engaged in and the conduct of and for the benefit of Operations, whether temporarily or permanently assigned. The proportion of salaries and wages charged will be prorated proportionate to the time spent by employees for the benefit of Operations. Salaries and wages shall include everything constituting gross pay to employees as reflected on the Manager's payroll, including travel time and overtime.

          (b) The Manager's cost of holidays, rest days, vacations, disability benefits, sickness, and other customary allowances and reasonable expenses which are paid or reimbursed under the Manager's usual practice. Such amounts may be charged either on a "percentage assessment" of salaries and wages, or on a cash basis.

          (c)  Costs  of   expenditures  or   contributions   made  pursuant  to
     assessments imposed by governmental authority which are applicable to the Manager's cost of salaries and wages.

          (d) Personal Expenses of employees whose salaries and wages are chargeable to the Joint Account under Section 2.2 (a), but only to the extent that such Personal Expenses are incurred in connection with their efforts while directly engaged in the conduct of and for the benefit of Operations.

          (e) The Manager's actual costs of established plans for employees' group life insurance, hospitalization, medical, dental, pension, retirement, stock purchase, profit sharing, thrift, bonus, and other benefit plans of a similar nature applicable to the Manager's labor cost chargeable to the Joint Account.

          (f) If a percentage assignment is used for Section 2.2(b) and (e), the rate shall be based on actual cost experience for the previous year. Such rate shall be determined during the first quarter of each year and shall be applied in current year operations.

          (g) Relocation costs of employees permanently or temporarily assigned and directly engaged in the conduct of Operations. Such costs shall include transportation of employees' families and their personal and household effects and all other relocation costs in accordance with the Manager's usual practice.

     2.3 Material. Material purchased or furnished by the Manager for use in Operations as provided under Article 3. So far as is reasonably practical, and consistent with efficient and economical operations, only such Material shall be purchased or transferred for use in Operations as may be required for immediate use.

     2.4 Transportation.

          (a) Transportation of material and other related costs such as expediting, crating, freight, and unloading at destination.

          (b) Transportation of employees as required in the conduct of Operations.

     2.5 Services.

          (a) The cost of consultants, contract labor, services, equipment, and utilities procured from Outsiders.

          (b) Technical or research services, such as, but not limited to, laboratory analysis, drafting, geophysical and geological interpretation, engineering, reserve studies and related computer services, and data processing, which may be delegated to and performed by the specialized staffs of one of the Participants or their Affiliate. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

     Charges to the Joint Account for services directly benefiting Operations shall be in addition to any charges allowed under Sections 2.11 and 2.12.

          (c) In the event the Manager from time to time utilizes skilled personnel of the Participants or their Affiliates for performance of services either within the Property or elsewhere for the benefit of Operations, whose time in full or in part is not otherwise charged hereunder, a proper proportion of the direct and indirect salary, employee benefits, and travel expenses of such personnel shall be charged to the Joint Account, provided such work is pursuant to written authorization by the Manager. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

          (d) Use of the Manager's and the non-Manager's separately owned equipment and facilities for benefit of Operations. Such use shall be charged to the Joint Account at rates commensurate with the Manager's actual and full costs of ownership and operation and such rates shall include cost of maintenance, repairs, other operating expense, insurance, taxes (other than income taxes), depreciation, and other overhead. These charges shall not exceed the prevailing commercial rates in the area.

          (e) Data processing and computer services acquired for the benefit of Operations may be contracted through Outsiders, or by arrangement for computer services from one of the Participants, or their Affiliates, even though such facilities are not physically located within the Property. Charges to the Joint Account under this provision for services directly benefiting Operations shall be in addition to any charges allowed under
     Section 2.11 and 2.12. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

          (f) Any technical services, skilled personnel, equipment, facilities or data processing services provided to Operations by the non-Manager, at the request of the Manager, shall be charged on the same basis as provided in Sections
     2.5 (b), (c) (d) and (e) above. The non-Manager shall bill the Manager in accordance with Section 1.4 (c) of the Accounting Procedures. The Manager may audit the records of the non-Manager with regard to such services in accordance with the procedure set forth in Section 1.5.

     2.6 Repair and Replacement of Property. All costs or expenses (net of the recoveries from insurance for which the premiums have been charged to the Joint Account, if any) necessary for the repair or replacement of property resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause, excepting the Manager's gross negligence or willful misconduct. The Manager shall furnish to the non-Manager written notice of damages or losses in excess of Fifteen Thousand Dollars ($15,000) as soon as practicable. Such costs and expenses include the costs to combat and control the actions of the hazard.

     2.7 Insurance.

          (a) Premiums paid for Workers' Compensation or Employer's Liability Insurance required to be carried for Operations. In the event Operations are conducted in a state or province in which the Manager may act as self-insurer for Workers' Compensation or Employer's Liability under the applicable state's or province's law, the Manager may, at its election, provided that it is allowed by the laws of the Province, include the risk under its self-insurance program and in that event, the Manager shall include a charge at the Manager's cost equal to the Standard Workers' Compensation rate during any one contract year. Premiums paid for an insurance program covering such property, business interruption, casualty, and fidelity risks as are deemed prudent by the Manager based on sound business judgment, which judgment shall be subject to review and revision by the Management Committee. Premiums paid for other insurance as requested by the Management Committee. Each Participant may procure and maintain, at its own cost and expense, such other insurance as it may determine to be necessary to protect its interests, and any such insurance so procured and maintained shall inure solely to the benefit of the Participant procuring the same.

          (b) Actual expenditures incurred in the investigation, defense, and settlement of all losses, claims, damages, judgments, and other expenses for the benefit of Operations, excepting those resulting from the Manager's gross negligence or willful misconduct.

     2.8 Litigation and Claims. All costs or expenses of handling, investigation and settling litigation or claims arising by reason of Operations or necessary to protect or recover property, including, but not limited to, attorneys' fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims. In the event actions or claims affecting Operations shall be handled by the legal staff of one of the Participants, a charge commensurate with the cost of providing such service is chargeable to the Joint Account.

     2.9 Taxes. All taxes (except taxes based on or determined with reference to income), fees, and governmental assessments of every kind and nature. If the Manager is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuations of each Participant's Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Participants hereto in accordance with the percentage of tax value generated by each Participant's Interest.

     2.10 Fines. All fines resulting from non-compliance with applicable laws, rules, and regulations, except to the extent that such fines were due to the gross negligence or willful misconduct of the Manager.

     2.11 Direct Administrative Costs. The net cost of maintaining and operating any offices (excepting the corporate headquarters office), suboffices, camps, warehouses, housing, and other facilities directly serving Operations shall be charged to the Joint Account. If such facilities serve operations in addition to Operations the net costs shall be allocated to all operations served on an equitable basis mutually agreed to by the Participants.

     2.12 Manager's Management Fee. A charge to reimburse the Manager for overhead and other general and administrative services of the Manager's corporate headquarters office equal to the following percentages applied to costs and expenses determined on a monthly basis under the provisions of Paragraphs 2 through 7, 11 and 13 through 15 of this Article 2:

          (a) Ten percent (10%) of all cash expenditures incurred prior to Development, but only five percent (5%) on contracts greater than One Hundred Thousand Dollars ($100,000).

          (b) Five percent (5%) of all cash expenditures incurred following commencement of Development.

     Notwithstanding the above, such Manager's fees shall not be charged on the overhead of any contractors or agents. The overhead rates set out above shall be reviewed annually at the request of either party. If a detailed analysis of the Manager's actual cost experiences establishes that higher or lower overhead expenses were incurred or are likely to be incurred, and if higher, are reasonable in the circumstances, then the rates shall be amended by the Management Committee. Such amendment shall be on the basis that the Manager neither profits nor loses as a result thereof.

     2.13 Storage of Production Inventories. Each Participant will bear the cost incurred for handling and storage of merchantable ore or concentrates as follows:

          (a) Personal property taxes on ore or concentrates in storage for a Participant within the Property shall be charged to such Participant.

          (b) The cost of loading out such ore in storage for a Participant from the Property shall be charged to such Participant.

          (c) Cost associated with providing storage of ore or concentrates within the Property will be charged on a pro rata basis determined by the Participants.

          (d) Other costs arising out of storage or handling of ore or concentrates shall be charged to the Participant owning such Materials.

     2.14 Project Assets. The cost of all capital expenses of the Assets which are normally depreciable, depletable, or amortizable, including but not limited to land acquisition, exploration, development, pre-mine development and stripping, machinery, equipment, plant, buildings, rail facilities and equipment, improvements, camp and port facilities, townsites and other infrastructure, whether incurred or acquired prior to or after Commencement of Commercial Production.

     2.15 Other Necessary Expenses. Any other chargeable expenditures not covered or dealt with in the foregoing provisions which are necessary and proper for the conduct of Operations.

                                    ARTICLE 3
                   PRICING OF JOINT ACCOUNT MATERIAL PURCHASES
                           TRANSFERS, AND DISPOSITION

     The Manager is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Property. The Manager shall provide all Material for use within the Property, however, at the Manager's option, such Material may be supplied by the non-Manager.

     3.1 Purchases. Material purchased shall be charged at the price paid by the Manager after deduction of all discount received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Manager.

     3.2 Transfer and Dispositions. Material furnished to the Property and Material transferred from the Property or disposed of by the Manager, unless otherwise agreed to by the Participants, shall be priced at its current fair market value.

     3.3 Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Manager has no control, the Manager may charge the Joint Account for the required Material at the Manager's actual cost incurred In providing such Material, in making it suitable for use, and in moving it to the Property.

     3.4 Warranty of Material. The Manager shall not be held responsible for defects in Material furnished for Operations. In the event Material is defective, credit shall not be passed to the Joint Account until the adjustment has been received by the Manager from the manufacturer or its agents.

                                    ARTICLE 4
                          DISPOSAL OF SURPLUS MATERIAL

     4.1 Distribution Generally. The disposition of major items of surplus Material shall be decided upon by the Manager. The Manager may purchase, but shall be under no obligation to purchase, the interests of the non-Manager in surplus Material.

     4.2 Purchase by Participants. Surplus Material purchased by either the Manager or the non-Manager shall be credited by the Manager to the Joint Account at its fair market value.

     4.3 Distribution to Participants. Division of Material in kind, if made between the Manager and the non-Manager, shall be in proportion to their respective interests in such Material. Each Participant will thereupon be charged individually with the value of the Material received or receivable by each Participant, and corresponding credits will be made by the Manager to the Joint Account. Such credits shall appear in the monthly statement of operations.

     4.4 Sales. Sales to Outsiders of Material from the Property shall be credited by the Manager to the Joint Account at the net amount collected by the Manager from vendee, which shall be priced on the basis of the best available market price. Any claim by vendee for defective Materials or otherwise shall be charged back to the Joint Account if and when paid by the Manager.

                                    ARTICLE 5
                                   INVENTORIES

     5.1 Periodic Inventories. The Manager shall take physical inventory of Joint Account Material at reasonable intervals in accordance with generally accepted accounting principles but not less than once a year. The non-Manager may be represented when any inventory shall bind the non-Manager to accept the inventory taken by the Manager.

     5.2 Reconciliation. Reconciliation of inventories with the Joint Account shall be made by the Manager, and a list of overages and shortages shall be furnished to the non-Manager within ninety (90) days following the taking of inventory. Inventory adjustments shall be made by the Manager to the Joint Account for overages and shortages, but the Manager shall be hold accountable to the non-Manager only for shortages due to the lack of reasonable diligence.

     5.3 Special Inventories. Whenever there is a sale or change of Interest in the Mineral Rights, the Property or the Assets, a special inventory may be taken by the Manager, provided the seller or purchaser or such Interest requests such inventory and agrees to bear all of the expense thereof. In such cases, both the seller and the purchaser shall be entitled to be represented. A special inventory shall be required when there is a change in the Manager. The cost of the latter inventory will be charged to the Joint Account when the change in the Manager does not come about as the result of a sale of the former Manager's Interest.

     5.4 Expenses. The expense incurred by the Manager in conducting periodic inventories shall be charged to the Joint Account.

                                   EXHIBIT "C"

        Attached to and made part of that certain Joint Venture Agreement dated May 20, 1996, by and between
                      Idaho Consolidated Metals Corporation
                    and Cyprus Gold Exploration Corporation.
                       NET PROCEEDS OF PRODUCTION ROYALTY

1 Obligation.

1.01 If any party becomes entitled to an interest in Net Proceeds pursuant to the Agreement (an "Owner"), the Manager shall separately calculate, as at the end of each calendar quarter subsequent to commencement of commercial operations, Net Proceeds.

1.02 Interest in Net Proceeds Each Participant shall within sixty (60) days of the end of each calendar quarter, as and when any Net Proceeds are available for distribution:

     (a) severally pay or cause to be paid to each Owner that percentage of the Net Proceeds to which that Owner is entitled under the Agreement;

     (b) deliver to each Owner a statement indicating:

          i.   the Gross Receipts during the calendar quarter;

          ii.  the deductions therefrom made in the order itemized in subsection
               3.01 of this Exhibit C;

          iii. the amount of Net Proceeds remaining; and

          iv.  the amount of the Net Proceeds to which that Owner is entitled;

provided, however, that until such time as there are Net Proceeds available, the Manager shall deliver to each Owner within sixty (60) days of the end of each calendar quarter commencing with the first calendar quarter following the commencement of commercial operations, a statement indicating the Gross Receipts during the calendar quarter less the deductions therefrom made in the order itemized in subsection 3.01 of this Exhibit C.

1.03 Nothing contained in the Agreement or this Exhibit C shall be construed as:

     (a) imposing on a Participant any obligation with respect to the payments of amounts due hereunder to an Owner from any other Participant; or

     (b) conferring on any Owner any right to or interest in any Property or Assets except the right to receive payments pursuant to the Net Proceeds Interest Royalty from each Participant to the Agreement as and when due.

2. Definitions. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

2.01 "Costs" means, all items of outlay and expense whatsoever, direct or indirect, with respect to Operations including loans made by one Participant for the benefit of another Participant, recorded by the Manager in accordance with the Agreement; without limiting generality, the following categories of Costs shall have the following meanings:

     (a) "Construction Costs" means those Costs recorded by the Manager during the period of Development, including, without limiting generality, the Manager's fee contemplated in Section 2.12 of Exhibit B;

     (b)  "Distribution Costs" means all costs of:

          i.   transporting  ore or concentrates  from a mine or a concentrating plant to a smelter, refinery or other place of delivery designated by the purchase and, in the case of concentrates tolled, of transporting the metal from a smelter to the place of delivery designated by the purchaser;

          ii.  handling,  warehousing and insuring the  concentrates  and metal;
               and

          iii. in the case of concentrates tolled, of smelting and refining, including any penalties thereon or in connection therewith.

     (c) "Exploration Costs" means those Costs, including Exploration Expenditures, pertaining to all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, and specifically includes the preparation of a Feasibility Study.

     (d) "Interest Costs" means interest computed quarterly and not in advance calculated as follows:

          i. If financing for Development of the Property has been obtained from a third party lender, at the interest rates provided for therein.

          ii.  If such third party financing is not in effect, as follows:

          (1) the average of the opening and closing monthly outstanding balances for each month during the quarter of the net unrecovered amounts of all costs in the classes enumerated paragraphs 2.01
               (a), (b), (c), (d), (e) (f) and (g) of this Exhibit C;

          multiplied by:

          (2)  Prime Rate plus two percent;

          multiplied by:

          (3)  the number of days in the quarter;

          divided by:

          (4)  the number of days in the year;

     (e) "Marketing Costs" means such reasonable charge actually incurred for marketing of ores and concentrates sold or of concentrates tolled as is consistent with generally accepted industry marketing practices; and

     (f) "Operating Costs" means those Costs recorded by the Manager subsequent to the commencement of commercial production, including, without limiting generality, the Manager's fee contemplated in Section 2.12 of Exhibit B and additional costs of capital; and

     (g) "Taxes and Royalties" means all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by the Participant and any other royalties payable to third parties.

2.02 Wherever used in this Exhibit C, "Gross Receipts" means the aggregate of all receipts, recoveries or amounts received by or credited to a Participant in connection with its participation under the Agreement including, without limiting the generality of the foregoing:

     (a) the receipts from the sale of that Participant's proportionate share of the ores, concentrates or other materials derived from Products produced from the Property;

     (b) all proceeds received from the sale of the Property or Assets subsequent to the effective date of the Agreement;

     (c) all insurance recoveries (including amounts received to settle claims) in respect of loss of, or damage to any portion of the Property or Assets subsequent to the effective date of the Agreement;

     (d) all amounts received as compensation for the expropriation or forcible taking of any portion of the Property or Assets subsequent to the effective date of the Agreement;

     (e) the fair market value, at the Property, of those Assets, if any, purchased for the Joint Account, that are transferred from the Property for use by a Participant elsewhere subsequent to the effective date of the Agreement; and

     (f) the amount of any negative balance remaining after the reallocation of negative balances pursuant to subsection 3.03 of this Exhibit C;

to the extent that those receipts, recoveries or amounts have not been applied by the Participant as a recovery of any of the classes of Costs itemized in subsection 3.01 of this Exhibit C.

3. Net Proceeds Calculation.

3.01 "Net Proceeds" means the Gross Receipts minus deductions therefrom of the then net unrecovered amounts of the following classes of Costs made in the following itemized order:

     (a)  Marketing Costs;

     (b)  Distribution Costs;

     (c)  Operating Costs;

     (d)  Taxes and Royalties;

     (e)  Interest Costs;

     (f)  Construction Costs; and

     (g)  Exploration Costs;

it being understood that the deductions in respect of the Costs referred to in paragraphs 3.01 (a), (b), (d) and (e) of this Exhibit C shall be based on those Costs as recorded by that Participant and the deductions in respect of the Costs referred to in paragraphs 3.01 (c), (f) and (g) of this Exhibit C shall be based on that Participant's proportionate share of those Costs as recorded by the Manager.

3.02 For greater certainty in calculating Net Proceeds at any time, each of the classes of Costs shall constitute a separate pool from which all Costs deducted on any previous quarterly calculation shall be removed and to which, in the case of all classes of Costs, Costs of those classes recorded since the commencement of commercial production (in the case of the first quarterly calculation) or since the date of the last quarterly calculation (in the case of any calculation subsequent to the first quarterly calculation) shall be added.

3.03 If the application of credits to a pool of Costs results in a negative balance in that pool of Costs, the amount of any negative balance from a Cost pool shall be applied to reduce the balance then remaining in pools itemized in subsection 3.01 of this Exhibit C in the order itemized.

4. Adjustments and Verification.

4.01 Payment of any Net Proceeds of Production Royalty by a Participant in the Agreement shall not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that all statements presented to the Owner by that Participant for any quarter shall conclusively be presumed to be true and correct upon the expiration of twelve 0 2) months following the end of the quarter to which the statement relates, unless within that twelve (12) month period that Participant gives notice to the Owner making claim on the Owner for an adjustment to the statement which will be reflected in subsequent payment of the Net Proceeds of Production Royalty.

4.02 The Participant shall not adjust any statement in favor of itself after the expiration of twelve (12) months following the end of the quarter to which the statement relates.

4.03 The Owner shall be entitled upon notice to any Participant to have an auditor selected by the Owner review all appropriate records and perform an audit and provide the Owner with an opinion that any statement delivered pursuant to subsection 1.01 of this Exhibit C in respect of any quarterly period failing within the twelve (112) month period immediately preceding the date of the Owner notice has been prepared in accordance with this Agreement.

4.04 The time for giving the audit opinion contemplated in subsection 4.03 of this Exhibit C shall not extend the time for the taking of exception to and making claim on the Owner for adjustment as provided in subsection 4.01 of this Exhibit C.

4.05 The cost of the auditor's opinion referred to in subsection 4.03 of this Exhibit C shall be solely for the account of the Owner requesting the auditor's opinion unless the auditors opinion confirms that the Owner received less than ninety-seven percent (97%) of the Net Proceeds of Production Royalty due to it during the year in question, in which event the Participant shall reimburse the Owner for the reasonable costs of the audit.

                                   EXHIBIT "D"

        Attached to and made part of that certain Joint Venture Agreement dated May 20, 1996, by and between
                    Idaho Consolidated Metals Corporation and
                       Cyprus Gold Exploration Corporation

                                    INSURANCE

     The Manager shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase, or with the unanimous consent of the Management Committee provide through self-insurance, protection for the Participants comparable to that provided under standard form insurance policies for (i) comprehensive public liability and property damage with combined limits of Two Million Dollars for bodily injury and property damage; (ii) automobile insurance with combined limits of Two Million Dollars; and (iii) adequate and reasonable insurance against risk of fire and other risks ordinarily insured against in similar operations. If the Manager elects to self-insure, it shall charge to the Joint Account an amount equal to the premium it would have paid had it secured and maintained a policy or policies of insurance on a competitive bid basis in the amount of such coverage. Each Participant may self-insure or purchase for its own account such additional insurance as it deems necessary.

                                   EXHIBIT "E"

                     Area of Interest of the Petsite Venture
                               Idaho County, Idaho


                          [Map of Idaho County, Idaho]




Includes:         Sections 1, 2, 3, 4, 11, 12, 13, 14, 23, 24, 25, 26,  Township
                  27 North,  Range 7 East Sections 6, 7, 18, 19, 30, Township 27
                  North,  Range 8 East  Sections 25, 26, 27, 28, 33, 34, 35, 36,
                  Township 28 North,  Range 7 East Sections 30, 31,  Township 28
                  North, Range 8 East, Boise Meridian

                                   EXHIBIT "F"

        Attached to and made part of that certain Joint Venture Agreement dated the 20th day of May, 1996 between
                    Idaho Consolidated Metals Corporation and
                      Cyprus Gold Exploration Corporation.


                                           BLM                                                      BLM
Claim Name                              Serial No.             Claim Name                        Serial No.
----------                              ----------             ----------                        ----------
  Eagle #30                                  423             Golden Eagle #6                       11114
  Eagle #30                               175127             Golden Eagle #7                      175123
  Eagle #34                                11164             Golden Eagle #12                      11120
  Eagle #34                               175129             Golden Eagle #15                      11123
  Eagle #39                                 9325             Golden Eagle #16                      11124
  Eagle #39                               175130             Golden Eagle #18                        425
  Eagle #40                                 9326             Golden Eagle #18                     175124
  Eagle #40                               175131             Golden Eagle #22F                     11128
  Eagle #41                                11169             Golden Eagle #22F                    175126
  Eagle #41                               175132             Golden Eagle #25                      11131
  Eagle #42                                11170             Golden Eagle #26                      11132
  Eagle #42                               175133             Golden Eagle #27                      11133
  Eagle #43                                11171
  Eagle #50                                11178
  Eagle #54,                                 420
  Eagle #54                               175134
  Eagle #98                                 9350
  Eagle #99                                 9351
  Eagle #109                               44037
  Eagle #110                               44038
  Eagle #115                               44043
  Eagle #116                               44044
  Eagle 0117                               44045
  Eagle #122                               44051
  Golden Eagle                            175119
  Golden Eagle #3                         175121
  Golden Eagle #4                         175122
  Golden Eagle #5                          11113



                                       1